WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907 Dallas, Texas 75251	(972) 385-0354 Fax: (972) 788-5165 E-Mail: office@wmcobb.com

March 26, 2010

Reef Oil & Gas Income and Development Fund III, L.P.
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Gentlemen:

William M. Cobb & Associates, Inc. hereby consents to the use of our name, to references to our name, and to the inclusion of information taken from “Estimated Reserves and Future Net Revenues as of January 1, 2010 Attributable to Interests Owned by Reef Oil & Gas Income and Development Fund III, L.P.”, under the section “Item 2 Properties – Proved Crude Oil and Natural Gas Reserves”.  We also consent to the inclusion of our letter report dated February 22, 2010 and summary reserve information in the Annual Report on Form 10-K of Reef Oil & Gas Income and Development Fund III, L.P. as Exhibit 99.1.

Sincerely,

WILLIAM M. COBB & ASSOCIATES, INC.
Texas Registered Engineering Firm F-84

Randal M. Brush, P.E.
Senior Vice President